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                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 1999
                                                         -----------------



                              DELTA AIR LINES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                   1-5424                    58-0218548
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(State or other jurisdiction      (Commission                 (IRS Employer
    of incorporation)              File Number)             Identification No.)


        Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (404) 715-2600
                                                           --------------



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Item 5.         OTHER EVENTS

Sale of $2 Billion Principal Amount of Notes

         On December 14, 1999, Delta Air Lines, Inc. ("Delta" or the "Company") issued $2 billion aggregate principal amount of its senior unsecured notes in a private placement, consisting of $500 million of its 7.70% notes due 2005, $500 million of its 7.90% notes due 2009 and $1 billion of its 8.30% notes due 2029. The net proceeds from this offering were used to repay $1.6 billion that Delta borrowed under a term loan facility to acquire Comair Holdings, Inc. ("Comair"); to fund the $200 million balance of the purchase price for that acquisition; and for other general corporate purposes.

Labor Developments

         On December 21, 1999, the National Mediation Board ("NMB") authorized an election to determine whether to certify the Transport Workers Union of America ("TWU") as the collective bargaining representative of Delta's approximately 11,000 ramp and cargo employees. The NMB mailed ballots to employees in this craft or class on January 28, 2000, and plans to announce the result of the vote on March 3, 2000. For the TWU to be certified as the collective bargaining representative of these employees, more than 50% of the employees in the designated craft or class must vote for union representation. The outcome of this matter cannot presently be determined.

Acquisition of Comair Holdings, Inc.

         On January 11, 2000, Delta completed its acquisition of Comair. On that date, Kentucky Sub, Inc., an indirect, wholly-owned subsidiary of Delta, merged with and into Comair (the "Merger"). At the effective time of the Merger, each share of Comair common stock that was outstanding immediately prior to the Merger (other than shares of Comair common stock beneficially owned by Delta, held by Comair as treasury shares or held by Comair shareholders who properly exercised dissenters' rights) was converted into the right to received $23.50 in cash, without interest. As a result of the Merger, Comair and its wholly-owned subsidiary Comair, Inc. became indirect, wholly-owned subsidiaries of Delta.

New Common Stock Repurchase Program

         On January 12, 2000, Delta's Board of Directors authorized the Company to repurchase its common stock for an aggregate purchase price of up to $500 million. Repurchases under this program (1) are subject to market conditions;
(2) may be made from time-to-time through June 30, 2000; and (3) may occur in the open market or in privately negotiated transactions.

         Repurchases of common stock under the new program will be largely funded by the proceeds of Delta's recent sales of common stock of priceline.com. During the

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December 1999 quarter, Delta sold 9.3 million shares of priceline.com common stock for $596 million.

General Base Salary Increase and Early Retirement Medical Option

         On January 13, 2000, Delta announced a three percent base salary increase for substantially all of its domestic, non-union employees. This pay increase will be effective April 1, 2000.

         On January 13, 2000, Delta also announced that it will offer from March 1, 2000 to April 14, 2000 an early retirement medical option under which eligible employees may retire with continued medical coverage, but without paying early retirement medical premiums prior to Medicare eligibility. Delta expects to record a one-time charge of approximately $125 million to $135 million for this program. The size of the charge will vary depending on the number of eligible employees who elect to participate.

Recent Financial Results

       Delta's unaudited consolidated statements of operations for the three months and six months ended December 31, 1999, as well as related statistical information, are attached to this Form 8-K as Exhibit 99.1 and are incorporated herein by reference.

       During the December 1999 quarter, Delta recorded asset writedowns totaling $320 million and gains from the sale of investments totaling $649 million. Delta also incurred a $40 million loss on the voluntary extinguishment of debt during the December 1999 quarter. Excluding these non-recurring charges and investment gains, operating income totaled $328 million and net income totaled $175 million for the December 1999 quarter.

       The asset writedowns resulted from Delta's review of its aircraft fleet plan and decision during the December 1999 quarter to accelerate the retirement of its MD-90 and owned MD-11 aircraft. Delta will retire early 16 MD-90 aircraft and 8 owned MD-11 aircraft over the next seven to nine years as part of its fleet simplification strategy.

       As a result of this decision, Delta reviewed the MD-90 and MD-11 fleet types for impairment as required by SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Under SFAS 121, an impairment charge is recognized when an asset's carrying value exceeds its net undiscounted future cash flows. The amount of the charge is the difference between the asset's carrying value and its current fair value.

       Delta has determined that the estimated future cash flows generated by these MD-90 and MD-11 aircraft will be less than their carrying value. The estimated future cash flows were based upon projections of passenger yield, fuel costs, labor costs and other relevant factors in the markets where these aircraft will operate. The aircraft in each of these fleets were written down to their fair values, as estimated by Delta using published sources and bids received

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from third parties. Due to the early retirement decision and related impairment analysis, Delta's results of operations for the December 1999 quarter include an asset write-down of $320 million.

       As a result of recording the impairment charge, Delta reduced the fleet's carrying values and shortened the depreciable lives of this and other related equipment.

Item 7.         FINANCIAL STATEMENTS AND EXHIBITS

       The Exhibit Index on page 6 is hereby incorporated herein by reference.


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             DELTA AIR LINES, INC.



                                             By: /s/ Edward H. Bastian
                                                 -----------------------------
                                                 Edward H. Bastian
                                                 Vice President and Controller

January 31, 2000



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                                  EXHIBIT INDEX

Exhibit  Description
-------  -----------

99.1     Unaudited Consolidated Statements of Operations of Delta Air Lines,
         Inc. for the three and six month periods ended December 31, 1999 and 1998 and related statistical information.








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